SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C.  20549

                           __________________________

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  March 18, 2003

                         Concurrent Computer Corporation
                         -------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)

                                     0-13150
                                     -------
                            (Commission File Number)

                                   04-2735766
                                   ----------
                      (IRS Employer Identification Number)


                 4375 River Green Parkway, Duluth, Georgia 30096
                 -----------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code:  (678) 258-4000


                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)



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Item  5.  Other  Events

     On March 18, 2003, Concurrent Computer Corporation, a Delaware corporation ("Concurrent"), issued a press release addressing its equity investment and debt in Thirdspace Living Limited ("Thirdspace"), a company incorporated in England and Wales. Concurrent's initial equity investment of $7.3 million in Thirdspace was written down to $4.4 million in the second quarter ended December 31, 2002. The ultimate future of Thirdspace is unclear at this time and it is likely that Concurrent will be required to further write-down most, if not all, of its equity investment in the third quarter ending March 31, 2003. Although Concurrent's $6 million loan to Thirdspace is secured by all of the assets of Thirdspace, there can be no assurance that these assets will be sufficient to repay the debt owed to Concurrent in the event of possible insolvency. Thus, Concurrent also may be required to write-down the notes receivable from Thirdspace in the quarter ending March 31, 2003. A further write-down of the equity investment in Thirdspace to zero would result in a 7 cents net loss per share and a complete write-down of the note receivable from Thirdspace would result in an additional 10 cents net loss per share, if required, or an aggregate net loss of 17 cents per share in the quarter ending March 31, 2003.

     Certain statements made or incorporated by reference herein constitute "forward-looking statements" within the meaning of the federal securities laws. When used or incorporated by reference herein, the words "believes," "expects," "estimates," and similar expressions are intended to identify forward-looking statements. Statements regarding future events and developments and our future performance, as well as our expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. The risks and uncertainties which could affect our financial condition or results of operations include, without limitation: availability of video-on-demand content; delays or cancellations of customer orders; changes in product demand; economic conditions; various inventory risks due to changes in market conditions; uncertainties relating to the development and ownership of intellectual property; uncertainties relating to our ability and the ability of other companies to enforce their intellectual property rights; the pricing and availability of equipment, materials and inventories; the limited operating history of our video-on-demand segment; the concentration of our customers; failure to effectively manage growth; delays in testing and introductions of new products; rapid technology changes; demand shifts from high-priced, proprietary real-time systems to low-priced, open server systems; system errors or failures; reliance on a limited number of suppliers; uncertainties associated with international business activities, including foreign regulations, trade controls, taxes, and currency fluctuations; the highly competitive environment in which we operate; failure to effectively service the installed base; the entry of new well-capitalized competitors into our markets; and the valuation of equity investments and collectibility of notes receivable, including but not limited to our equity and debt investment in Thirdspace. In addition, there are a number of uncertainties which could impact the amount and timing of any future write-down of our investment in Thirdspace, including without limitation:
Thirdspace's  ability to obtain additional funding or secure a purchaser for the


                                      -2-
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business;  the  terms  of  any  such  investment  or  acquisition, including the valuation or purchase price, as applicable, for Thirdspace; the results of our impairment analysis of our Thirdspace investment; and the value of Thirdspace's assets securing our indebtedness.

     Other important risk factors are discussed in our Form 10-K filed with the Securities and Exchange Commission on September 25, 2002 and may be discussed in subsequent filings with the SEC. The risk factors discussed in such Form 10-K under the heading "Risk Factors" are specifically incorporated by reference in this report. Concurrent's forward-looking statements are based on current expectations and speak only as of the date of such statements. Concurrent undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.


ITEM  7.  FINANCIAL  INFORMATION  AND  EXHIBITS

     None



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated:  March 20, 2003.

                                  CONCURRENT  COMPUTER  CORPORATION



                                  By:  /s/  Steven  R.  Norton
                                       -----------------------
                                       Steven  R.  Norton
                                       Executive Vice President, Chief Financial
                                         Officer  and  Secretary


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